Exhibit 10.38

THIS SECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION.  THIS SECURED CONVERTIBLE PROMISSORY NOTE AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

MASSIVE INTERACTIVE, INC.
SECURED CONVERTIBLE PROMISSORY NOTE

$[•]
 ________ __, 2015

1.           Principal.  Massive Interactive, Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to the order of [•] (“Holder”) in lawful money of the United States of America at the address for notices to Holder set forth below, the principal amount of $[•], together with interest as set forth below.  This Note was issued by the Company in connection with a private offering (the “Offering”) of substantially identical Secured Convertible Promissory Notes (collectively, the “Notes”) pursuant to those certain Note Subscription Agreements entered into by the Company with the purchasers of Notes (each, a “Purchase Agreement”), and is subject to its terms.  Capitalized terms not otherwise defined herein shall have the meaning given in the Purchase Agreement.

2.           Interest and Maturity; Purchase Premium.  The Company promises to pay interest on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full at an annual rate of 12%, or such lesser rate as shall be the maximum rate allowable under applicable law.  Interest from the date hereof shall be computed on the basis of a 360-day year of twelve 30-day months.  Unless prepaid or converted earlier as set forth below, all unpaid principal and unpaid accrued interest on this Note shall be due and payable upon the earlier of (the first to occur, the “Maturity Date”): (i) a Deemed Liquidation Event (as defined below), (ii) the closing of a Qualified Financing (defined below) or (iii) December 31, 2015.  A “Deemed Liquidation Event” shall mean: (A) any sale of all or substantially all of the assets of the Company; (B) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the holders of equity securities of the Company immediately prior to such consolidation, merger or reorganization, continue to hold a majority of the equity securities of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (C) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s equity securities are transferred (other than a Qualified Financing or conversion of convertible promissory notes outstanding on the date of the Purchase Agreement).  In the event of a Deemed Liquidation Event, the Company will pay each holder of a Note an additional purchase premium equal to one hundred percent (100%) of the principal amount of the Note (the “Purchase Premium”). In the event this Note remains outstanding and unpaid after the Maturity Date, the Company will make cash payments of liquidated damages to the Holder equal to 1% of the original principal amount of this Note for each month this Note remains outstanding and unsatisfied, up to a cap of 12%.

3.           Prepayment.  All outstanding principal and accrued and unpaid interest of this Note may be prepaid without penalty, in whole or in part, with the written consent of the holders of a majority in interest of the then outstanding principal amounts on the Notes, voting together as a single group (a “Requisite Majority”).  Any prepayment of this Note will be credited first against accrued interest, then principal.  Upon payment in full of the amount of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

4.           Conversion.

4.1           Optional Conversion upon a Qualified Financing.  If not sooner repaid or converted as set forth below, all outstanding principal and accrued but unpaid interest on this Note, as of the close of business on the day immediately preceding the date of the first closing of the next issuance and sale of capital stock of the Company, in a single transaction or series of related transactions, to investors resulting in gross proceeds to the Company of at least $2,000,000.00 (excluding indebtedness converted in such financing) (a “Qualified Financing”), may, at the option of the Holder, be converted upon the first closing of such Qualified Financing into that number of shares of capital stock of the Company as are issued in such Qualified Financing determined by dividing (x) the outstanding principal and accrued but unpaid interest on this Note by (y) the product of 0.8 multiplied by the Stock Price Per Share (as defined below).  For purposes of this Note, “Stock Price Per Share” means the lowest cash price per share paid by purchasers of shares in such Qualified Financing.

4.2           Effect of Conversion.  The Company shall not issue fractional shares of equity securities but shall pay the dollar equivalent of any fractional shares otherwise issuable upon conversion of this Note.  Upon conversion of this Note pursuant to this Section 4, the applicable amount of outstanding principal and accrued and unpaid interest of the Note shall be converted without any further action by the Holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the units of the securities issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify it from any loss incurred by it in connection with such Note.  The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such Holder of such Note, a certificate or certificates for the securities to which the Holder shall be entitled and a check payable to the Holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of the securities, as determined by the officers of the Company.  The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.  Any conversion effected in accordance with this Section 4 shall be binding upon the Holder hereof.

5.           Attorney’s Fees.  If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

6.           Notices.  Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery or three business days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or sent by confirmed electronic mail, addressed to the address of the receiving party set forth in the Purchase Agreement or at such other address as the recipient shall have furnished in writing in accordance with this Section.

7.           Defaults and Remedies.

7.1           Events of Default.  An “Event of Default” shall occur hereunder:

(i)   if the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable and after written demand for payment thereof has been made and such amount remains unpaid for 15 business days after the date of such notice; or

(ii)   if the Company shall default in the payment of any interest on this Note, when and as the same shall become due and payable and after written demand for payment thereof has been made and such amount remains unpaid for 15 business days after the date of such notice; or

(iii)   if the Company shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within 30 calendar days after the Company receives written notice of such default; or

(iv)   if the Company shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws;

(v)   if such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 120 calendar days after its commencement; or

(vi)   if at any time Ron Downey ceases to be the sole director and chief executive officer of the Company.

7.2           Acceleration.  If an Event of Default occurs under Section 7.1 (iv), (v) or (vi), then the outstanding principal of and accrued and unpaid interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived.  If any other Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the outstanding principal of and accrued and unpaid interest on this Note to be due and payable immediately.  Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Purchase Agreement whether at law or in equity.  The failure of the Holder to declare the Note due and payable shall not be a waiver of their right to do so, and the Holder shall retain the right to declare this Note due and payable unless the Holder shall execute a written waiver.

8.           No Dilution or Impairment.  The Company will not, by amendment of its governing documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against dilution or other impairment.

9.           Waiver of Notice of Presentment.  The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.  No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

10.           Non-Waiver.  The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date.  No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

11.           Governing Law.  This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws or choice of law provisions.

12.           No Shareholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder of the Company.  As a condition of conversion of this Note, the Holder agrees to join whatever voting agreements, shareholder agreements, purchase agreements or other documents as are signed by other participants in the Qualified Financing.

13.           Amendment.  Any term of this Note may be amended, and any provision hereof waived, with the written consent of the Company and a Requisite Majority; provided, however, that no such amendment or waiver may (i) modify the outstanding principal amount or interest rate of this Note, or (ii) disproportionately and adversely affect the Holder relative to the holders of all other Notes, in each case without the Holder’s consent. Any amendment effected in accordance with this Section shall be binding upon all holders of Notes, each future holder of the Notes, and the Company. By acceptance hereof, the Holder acknowledges that in the event the required consent is obtained, any term of this Note may be amended or waived with or without the consent of the Holder.

14.           Benefit; Assignment.  This Note shall be binding upon and inure to the benefit of and shall be enforceable by the Holder and the Company and their proper successors and permitted assigns.  The Holder may not assign, transfer, pledge or grant a security interest in its rights in whole or in part under this Note to any person without the prior written consent of the Company, except for transfers to affiliates of the Holder that do not violate any securities laws.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest (and reflecting accrued interest) will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.

15.           Security Agreement.  This Note is secured by a Security Agreement dated as of the First Closing and the Holder is hereby granted the benefits of such Security Agreement.  By execution of this Note, the Holder hereby joins the Security Agreement as a secured party.

[Signature page follows.]

This Note is hereby issued by the Company as of the year and date first above written.

COMPANY: MASSIVE INTERACTIVE, INC.

By:
Name:
Title:

Acknowledged and agreed:

[____________]

By:
Name:
Title:

[Signature Page to Secured Convertible Promissory Note]